Press Release          Source: LiquidGolf Holding Corporation

LiquidGolf Holding Corporation Signs Letter of Intent To
Acquire Golfwarehouse.com

Monday June 23, 2:16 pm ET

APOPKA, Fla., June 23 /PRNewswire-FirstCall/ — LiquidGolf Holding Corporation (OTC Bulletin Board: LQDG — News), a leading provider of golf equipment and accessories, today announced the execution of a Letter of Intent to acquire RG Golf, the parent company of Golfwarehouse.com.

“The technology platform, customer service and fulfillment operations of LiquidGolf will be able to provide Golfwarehouse.com’s customers the very best golf equipment buying experience,” said Dwain Brannon, LiquidGolf chairman and CEO.

“The acquisition will enable Golfwarehouse.com to offer more value to our customers through programs such as the E-Z Pay installment payment plan, which provides golfers with the ability to enjoy pro-line golf clubs today while extending payments over time,” said Ron Ploog, RG Golf President.

The Letter of Intent which was executed by both parties provides for the negotiation of the final purchase and sell terms, is non-binding on both parties and subject to the completion of due diligence considered normal and customary in transactions of this type.

About LiquidGolf

Based in Apopka, FL., LiquidGolf is a leading provider of golf equipment, accessories, and apparel through its website and its retail store. Liquid Golf provides golfers worldwide with products from the top manufacturers in the golf industry, and ensures that its thousands of online customers receive the best in customer service. The company’s stockholders and partners include industry leaders such as the Golf Channel.

Media Contact: Dwain Brannon, LiquidGolf Corporation. (407) 889-7577, dbrannon@liquidgolf.com

Investor Relations Contact: Dwain Brannon, LiquidGolf Corporation. (407) 889-7577, dbrannon@liquidgolf.com

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

Source: LiquidGolf Holding Corporation